EXHIBIT 10.4

Employee Form

Notice of Amendment to Option Rights
Introduction

You are receiving this notice because you are a participant in the Athersys, Inc. Long-Term Incentive Plan (including as amended or amended and restated, the “2007 Plan”), the BTHC VI, Inc. Equity Incentive Compensation Plan (the “EICP”), and/or the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (the “2019 Plan,” and, together with the 2007 Plan and the EICP, the “Equity Plans”), under which the Company has granted one or more Option Rights (as defined in the applicable Equity Plan) to you. The Compensation Committee of the Board of Directors (the “Board”) of Athersys, Inc. (the “Company”) has amended certain terms of outstanding Option Rights under the Equity Plans to provide for additional post-service exercisability for participants who have been granted Option Rights and who voluntarily terminate their service with the Company or experience an involuntary termination of their service by the Company without Cause (as defined with respect to the applicable Option Rights), in each case following a significant tenure, as further described below.

Terms of Amended Option Rights

If you are an employee of the Company or a Subsidiary (as defined in the applicable Equity Plan), the following provisions shall apply to your Option Rights outstanding as of June 3, 2020. Each of your Option Rights outstanding as of June 3, 2020 shall continue to be governed by the applicable Evidence of Award (as defined in the applicable Equity Plan), as modified by this document. All terms of the applicable Evidence of Award(s) governing such Option Rights shall remain unchanged, provided that the terms governing the exercisability of such Option Rights are hereby amended as follows:

1.If you cease to be an employee of the Company or a Subsidiary because of your voluntary termination of employment or an involuntary termination of your employment by the Company without Cause (as defined with respect to the applicable Option Rights) occurring after you have provided at least 10 years of total service to the Company or a Subsidiary, your Option Rights that are then outstanding shall remain exercisable (to the extent vested) until, and shall be terminated on, the earlier of (a) the date that such Option Rights would have expired if you had remained in continuous employment with the Company or a Subsidiary, and (b) the date that is six months after the date of your termination of employment;
2.If you cease to be an employee of the Company or a Subsidiary because of your voluntary termination of employment or an involuntary termination of your employment by the Company without Cause (as defined with respect to the applicable Option Rights) occurring after you have provided at least 15 years of total service to the Company or a Subsidiary, your Option Rights that are then outstanding shall remain exercisable (to the extent vested) until, and shall be terminated on, the earlier of (a) the date that such Option Rights would have expired if you had remained in continuous employment with the Company or a

Subsidiary, and (b) the date that is one year after the date of your termination of employment;
3.If you cease to be an employee of the Company or a Subsidiary because of your voluntary termination of employment, an involuntary termination of your employment by the Company without Cause (as defined with respect to the applicable Option Rights), or your death or disability (as defined, including using similar terms such as “permanent disability,” with respect to the applicable Option Rights), in each case occurring after you have provided at least 20 years of total service to the Company or a Subsidiary, your Option Rights that are then outstanding shall remain exercisable (to the extent vested) until, and shall be terminated on, the earlier of (a) the date that such Option Rights would have expired if you had remained in continuous employment with the Company or a Subsidiary, and (b) the date that is two years after the date of your termination of employment;
4.If you cease to be an employee of the Company or a Subsidiary because of your voluntary termination of employment, an involuntary termination of your employment by the Company without Cause (as defined with respect to the applicable Option Rights), or your death or disability (as defined, including using similar terms such as “permanent disability,” with respect to the applicable Option Rights), in each case occurring after you have provided at least 25 years of total service to the Company or a Subsidiary, your Option Rights that are then outstanding shall remain exercisable (to the extent vested) until, and shall be terminated on, the earlier of (a) the date that such Option Rights would have expired if you had remained in continuous employment with the Company or a Subsidiary, and (b) the date that is three years after the date of your termination of employment;
5.Notwithstanding the foregoing, if the Evidence of Award (as defined in the applicable Equity Plan) governing your Option Rights provides for a longer period of exercisability than would be provided under items (1), (2), (3), or (4) above, as applicable, then the provisions of the applicable Evidence of Award will control for purposes of determining the period of exercisability with respect to such Option Rights; and
6.Notwithstanding the foregoing, if your employment with the Company or a Subsidiary is terminated for Cause (as defined with respect to the applicable Option Rights), then such Option Rights will terminate immediately (or on such other date the Option Rights would terminate pursuant to the terms of the applicable Evidence of Award in connection with a termination for Cause).
General Provisions
To the extent not expressly amended hereby, all provisions of the applicable Evidence of Award(s) governing your Option Rights shall remain in full force and effect. This Notice of

Amendment shall be taken together with, and shall serve as an amendment to, the applicable Evidence of Award(s) governing your Option Rights.
To the extent any of your Option Rights are classified as nonqualified stock options (“NQSOs”), this Notice of Amendment and the changes described herein are automatically effective as of June 3, 2020, regardless of whether you sign this Notice of Amendment.
Consent to Amend Incentive Stock Options
        To the extent any of your Option Rights were intended at grant to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and were designated as such under the applicable Evidence of Award(s) (“ISOs”), you must sign below and return this Notice of Amendment to Laura K. Campbell, Senior Vice President of Finance, 3201 Carnegie Ave. Cleveland, Ohio 44115 (email: __________@athersys.com) not later than 5:00 pm ET on Monday, June 15, 2020 in order for this Notice of Amendment and the changes described herein to be effective with respect to such ISOs. If you do not timely sign and return this Notice of Amendment, your Option Rights that were intended at grant to qualify as ISOs will NOT be amended as described in this Notice of Amendment and the applicable Evidence of Award(s) will remain in full force and effect.
        IMPORTANT: If you consent to this Notice of Amendment, all of your outstanding Option Rights that were intended at grant to be ISOs will no longer qualify as ISOs and such Option Rights will be treated as NQSOs. Please refer to Appendix A attached to this notice for a summary of certain U.S. federal tax consequences that apply to ISOs and NQSOs.
By signing below, I consent to amendment of my Option Rights that were intended at grant to be ISOs as described in this Notice of Amendment and I acknowledge that such Option Rights will be treated as NQSOs.

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Signature

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Print Name

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Address

Date _____________, 2020

Appendix A

U.S. Federal Income Tax Considerations Relating to Stock Options

[Schedule omitted pursuant to Regulation S-K Item 601(a)(5)]